UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2026

VPR BRANDS, LP

(Exact name of registrant as specified in its charter)

Delaware	000-54435	45-1740641
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1141 Sawgrass Corporate Parkway

Sunrise, FL 33323

(Address of principal executive offices)

(954) 715-7001

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

As previously reported, on September 22, 2020, VPR Brands, LP (the “Company”) acquired the “Dissim” business and its assets, including certain identified intellectual property, from Brian Condron, Kegan McDaniel, C.S. Explorations, LLC (collectively with Mr. Condron and Mr. McDaniel, the “Dissim Sellers”). In connection therewith, the Company agreed to pay the Dissim Sellers a royalty of 5% of the gross proceeds of the sale of lighters sold under the Dissim brand, an additional royalty on certain then-existing and in-process inventory, and related reporting obligations. On July 15, 2026, the Company agreed to pay to each of the Dissim Sellers $45,000, for an aggregate payment to the Dissim Sellers of $135,000, representing the final consideration payable in full satisfaction of the remaining royalty, such that no royalty will be due to the Dissim Sellers going forward. The agreement and payments do not affect the Company’s prior acquisition of the Dissim business and assets, which continues to be effective. Accordingly, the Company continues to own the acquired Dissim intellectual property, including, but not limited to, (i) U.S. Provision Application No. 62/589,350, filed November 21, 2017; (ii) U.S. Patent Application Series No. 16/196,510, filed November 20, 2018, issued as U.S. Patent No. 10,948,187 (inverted lighter); and (iii) U.S. Patent No. 11,913,644 (investing pocket lighters), a continuation of Serial No. 16/196,510.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 20, 2026	VPR BRANDS, LP

	By:	/s/ Kevin Frija
Kevin Frija
Chief Executive Officer

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